CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated July 17, 2009 on Dreyfus Municipal Money Market Fund, Inc. for the fiscal year ended May 31, 2009 which is incorporated by reference in this Registration Statement (Form N-1A 002-65232 and 811-2946) of Dreyfus Municipal Money Market Fund, Inc.

ERNST & YOUNG LLP

New York, New York September 22, 2009